Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 26, 2012 (except for Note 8f and Note 8h to which the date is February 12, 2013), in Registration Statement (Form S-1) and related Prospectus of LabStyle Innovations Corp. (A Development Stage Company) dated February 12, 2013.

Tel-Aviv, Israel February 12, 2013	/s/ Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global